UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2021

KITE REALTY GROUP TRUST

KITE REALTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
Delaware	333-20266-01	20-1453863
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street

Suite 1100

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

(317) 577-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, $0.01 par value per share	KRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On October 22, 2021, Kite Realty Group Trust, a Maryland real estate investment trust (“Kite Realty”), completed the transactions contemplated by the definitive Agreement and Plan of Merger, dated as of July 18, 2021 (the “Merger Agreement”), by and among Kite Realty, KRG Oak, LLC (“Merger Sub”) and Retail Properties of America, Inc., a Maryland corporation that has elected to be treated as a real estate investment trust for federal income tax purposes (“RPAI”). Pursuant to the Merger Agreement, Kite Realty and RPAI combined through a merger of RPAI with and into Merger Sub, with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of Kite Realty (the “Merger”). Immediately following the closing of the Merger, Merger Sub merged with and into Kite Realty Group, L.P., a Delaware limited partnership and the operating partnership of Kite Realty (“Kite Realty Operating Partnership”), so that all of the assets of Kite Realty continue to be owned at or below the Kite Realty Operating Partnership level.

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

First Amendment to Sixth Amended and Restated Credit Agreement

On October 22, 2021, in connection with the consummation of the Merger, Kite Realty Operating Partnership (as successor by merger to RPAI), as borrower, entered into the First Amendment (the “First Amendment”) to the Credit Agreement (as defined below) with KeyBank National Association (“KeyBank”), as administrative agent, and the lenders party thereto. The First Amendment amends that certain Sixth Amended and Restated Credit Agreement, dated as of July 8, 2021 (as amended, the “Credit Agreement”), among RPAI, as borrower, KeyBank, as administrative agent, and the lenders from time to time party thereto, which provides for an $850 million unsecured revolving credit facility (the “Revolving Facility”) with a scheduled maturity date of January 8, 2026 (which maturity date may be extended for up to two additional periods of six months at Kite Realty Operating Partnership’s option subject to certain conditions).

The First Amendment provides for, among other things, (i) an express assumption by Kite Realty Operating Partnership of RPAI’s obligations under the Credit Agreement, (ii) certain modifications and waivers under the Credit Agreement to permit the consummation of the Merger, (iii) a requirement for Kite Realty to provide a limited recourse guarantee, and (iv) certain other amendments set forth therein.

Under the Credit Agreement, Kite Realty Operating Partnership has the option to increase the Revolving Facility to an aggregate committed amount of $1.6 billion upon Kite Realty Operating Partnership’s request, subject to certain conditions, including obtaining commitments from any one or more lenders, whether or not currently party to the Credit Agreement, to provide such increased amounts.

Borrowings under the Revolving Facility bear interest at a rate per annum equal to LIBOR or the alternative base rate, plus a margin of between 1.05% and 1.50% based on Kite Realty Operating Partnership’s leverage ratio as calculated under the Credit Agreement, or a margin of between 0.725% and 1.40% based on a pricing grid that is determined according to Kite Realty Operating Partnership’s credit rating, respectively, plus a facility fee of between 0.15% and 0.30% based on Kite Realty Operating Partnership’s leverage ratio as calculated under the Credit Agreement, or between 0.125% and 0.30% based on a pricing grid that is determined according to Kite Realty Operating Partnership’s credit rating, respectively. Kite Realty may irrevocably elect to convert to the ratings-based pricing grid at any time. The Credit Agreement includes a sustainability metric, based on targeted greenhouse gas emission reductions, which results in a reduction of the otherwise applicable interest rate margin by one basis point upon achievement of targets set forth therein.

Kite Realty Operating Partnership’s ability to borrow under the Credit Agreement is subject to ongoing compliance by Kite Realty Operating Partnership and its subsidiaries with various restrictive covenants, including with respect to liens, transactions with affiliates, dividends, mergers and asset sales. In addition, the Credit Agreement requires that Kite Realty Operating Partnership satisfy certain financial covenants, including:

•	a maximum leverage ratio of 60%, which may be increased to 65% during the quarter in which a material acquisition occurs and the immediately following fiscal quarter up to two times during the term of the Credit Agreement;

•	an adjusted EBITDA to fixed charges coverage ratio of at least 1.50 to 1.00;

•	a ratio of secured indebtedness to total asset value of no more than 45%;

•	a ratio of unsecured debt to the value of a pool of unencumbered properties not to exceed 60%, which may be increased to 65% during the quarter in which a material acquisition occurs and the immediately following fiscal quarter up to two times during the term of the Credit Agreement; and

•	a ratio of net operating income attributable to a pool of unencumbered properties to unsecured debt interest expense to be not less than 1.75 to 1.00 at any time.

The Credit Agreement includes customary representations and warranties, which must continue to be true and correct in all material respects as a condition to future draws under the Revolving Facility. The Credit Agreement also contains customary events of default, the occurrence of which, following any applicable grace period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations under the Credit Agreement to be immediately due and payable.

Further, pursuant to a Springing Guaranty (the “Revolver Springing Guaranty”) entered into by Kite Realty concurrently with the First Amendment, Kite Realty provided a limited recourse guarantee of the obligations of Kite Realty Operating Partnership under the Credit Agreement. The Revolver Springing Guaranty is substantially similar to springing guarantees previously entered into by Kite Realty in relation certain other indebtedness of Kite Realty Operating Partnership existing prior to the Merger, and is triggered under certain limited circumstances, including, among other things(i) Kite Realty entering into or conducting any business other than in connection with the ownership of general or limited partnership interests in Kite Realty Operating Partnership and the management of the business of Kite Realty Operating Partnership and (ii) Kite Realty guaranteeing, or otherwise becoming obligated in respect of, any debt (other than certain permitted debt or obligations).

The forgoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment and the Revolver Springing Guaranty, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Third Amendment to 2019 Term Loan Agreement

On October 22, 2021, in connection with the closing of the Merger, Kite Realty Operating Partnership (as successor by merger to RPAI), as borrower, entered into the Third Amendment (the “Third Amendment”) to the 2019 Term Loan Agreement (as defined below) with KeyBank, as administrative agent, and the lenders party thereto. The Third Amendment amends that certain Term Loan Agreement, dated as of July 17, 2019 (as amended by the First Amendment to Term Loan Agreement, dated as of May 4, 2020, the Second Amendment to Term Loan Agreement, dated as of July 19, 2021, and the Third Amendment, the “2019 Term Loan Agreement”), by and among RPAI, as borrower, KeyBank, as administrative agent, and the lenders from time to time party thereto, which provides for (i) a $120 million unsecured term loan with a scheduled maturity date of July 17, 2024 (the “$120M Term Loan”) and (ii) a $150 million unsecured term loan with a scheduled maturity date of July 17, 2026 (the “$150M Term Loan”).

The Third Amendment provides for, among other things, (i) an express assumption by Kite Realty Operating Partnership of RPAI’s obligations under the 2019 Term Loan Agreement, (ii) certain modifications and waivers under the 2019 Term Loan Agreement to permit the consummation of the Merger, (iii) a requirement for Kite Realty to provide a limited recourse guarantee, and (iv) certain other amendments as set forth therein.

Under the 2019 Term Loan Agreement, Kite Realty Operating Partnership has the option to increase each of the $120M Term Loan and the $150M Term Loan to $250 million upon Kite Realty Operating Partnership’s request, subject to certain conditions, including obtaining commitments from any one or more lenders, whether or not currently party to the 2019 Term Loan Agreement, to provide such increased amounts.

Borrowings under the $120M Term Loan and the $150M Term Loan bear interest at a rate per annum equal to LIBOR or the alternative base rate, plus a margin of between 1.20% and 1.70% based on Kite Realty Operating Partnership’s leverage ratio as calculated under the 2019 Term Loan Agreement, or a margin of between (x) with respect to the $120M Term Loan, 0.80% and 1.65% and (y) with respect to the $150M Term Loan, 0.75% and 1.60%, in each case, based on a pricing grid that is based on Kite Realty Operating Partnership’s credit rating, respectively. Kite Realty may irrevocably elect to convert to the ratings-based pricing grid at any time. The 2019 Term Loan Agreement includes a sustainability metric, based on targeted greenhouse gas emission reductions, which results in a reduction of the otherwise applicable interest rate margin on the $150M Term Loan by one basis point upon achievement of targets set forth therein.

The 2019 Term Loan Agreement contains representations, financial and other affirmative and negative covenants and events of default that are substantially similar to those contained in the Credit Agreement.

Further, pursuant to the Springing Guaranty (the “2019 TL Springing Guaranty”) entered into by Kite Realty concurrently with the Third Amendment, Kite Realty provided a limited recourse guarantee of the obligations of Kite Realty Operating Partnership under the 2019 Term Loan Agreement triggered under certain limited circumstances consistent with those set forth in the Revolver Springing Guaranty.

The forgoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment and the 2019 TL Springing Guaranty, which are filed as Exhibits 10.3 and 10.4 hereto, respectively, and are incorporated herein by reference.

Fourth Amendment to 2016 Term Loan Agreement

On October 22, 2021, in connection with the closing of the Merger, Kite Realty Operating Partnership (as successor by merger to RPAI), as borrower, and Kite Realty, as guarantor, entered into the Fourth Amendment (the “Fourth Amendment”) to the 2016 Term Loan Agreement (as defined below) with Capital One, National Association (“Capital One”), as administrative agent, and the lenders party thereto. The Fourth Amendment amends that certain Term Loan Agreement, dated as of November 22, 2016 (as amended by the First Amendment to Term Loan Agreement, dated as of May 17, 2018, the Second Amendment to Term Loan Agreement, dated as of November 20, 2018, the Third Amendment to Term Loan Agreement, dated as of May 4, 2020, and the Fourth Amendment, the “2016 Term Loan Agreement”), by and among RPAI, as borrower, Capital One, as administrative agent, and the lenders from time to time party thereto, which provides for a $200 million unsecured term loan with a scheduled maturity date of November 22, 2023 (the “$200M Term Loan”).

The Fourth Amendment provides for, among other things, (i) an express assumption by Kite Realty Operating Partnership of RPAI’s obligations under the 2016 Term Loan Agreement, (ii) certain modifications and waivers under the 2016 Term Loan Agreement to permit the consummation of the Merger, (iii) a requirement for Kite Realty to provide a limited recourse guarantee, and (iv) certain other amendments to the representations, covenants, events of default and other terms and provisions as set forth therein.

Under the 2016 Term Loan Agreement, Kite Realty Operating Partnership has the option to increase the $200M Term Loan to $300 million upon Kite Realty Operating Partnership’s request, subject to certain conditions, including obtaining commitments from any one or more lenders, whether or not currently party to the 2016 Term Loan Agreement, to provide such increased amounts.

Borrowings under the $200M Term Loan bear interest at a rate per annum equal to LIBOR or the alternative base rate, plus a margin of between 1.20% and 1.85% based on Kite Realty Operating Partnership’s leverage ratio as calculated under the 2016 Term Loan Agreement, or a margin of between 0.85% and 1.65% based on a pricing grid that is based on Kite Realty Operating Partnership’s credit rating, respectively. Kite Realty may irrevocably elect to convert to the ratings-based pricing grid at any time.

The 2016 Term Loan Agreement contains representations, financial and other affirmative and negative covenants and events of default that are substantially similar to those contained in the Credit Agreement and the 2019 Term Loan Agreement.

Further, pursuant to the Springing Guaranty (the “2016 TL Springing Guaranty”) entered into by Kite Realty concurrently with the Fourth Amendment, Kite Realty provided a limited recourse guarantee of the obligations of Kite Realty Operating Partnership under the 2016 Term Loan Agreement triggered under certain limited circumstances consistent with those set forth in the Revolver Springing Guaranty.

The forgoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment and the 2016 TL Springing Guaranty, which are filed as Exhibits 10.5 and 10.6 hereto, respectively, and are incorporated herein by reference

Assumption of Private Placement Notes

On October 22, 2021, in connection with the closing of the Merger, Kite Realty Operating Partnership entered in (i) an Assumption Agreement (the “2014 Assumption Agreement”), pursuant to which Kite Realty Operating Partnership assumed all of RPAI’s obligations under that certain Note Purchase Agreement, dated as of May 16, 2014 (as amended, supplemented or otherwise modified from time to time, the “2014 NPA”), among RPAI and the purchasers party thereto, pursuant to which RPAI previously issued $150,000,000 aggregate principal amount of 4.58% Senior Notes, Series B due 2024 (the “2014 Notes”), (ii) an Assumption Agreement (the “2016 Assumption Agreement”) pursuant to which Kite Realty Operating Partnership assumed all of RPAI’s obligations under that certain Note Purchase Agreement, dated as of September 30, 2016 (as amended, supplemented or otherwise modified from time to time, the “2016 NPA”), among RPAI and the purchasers party thereto, pursuant to which RPAI previously issued (x) $100,000,000 aggregate principal amount of 4.08% Senior Notes, Series A, due 2026 and (y) $100,000,000 aggregate principal amount of 4.24% Senior Notes, Series B, due 2028 (collectively, the “2016 Notes”), and (iii) an Assumption Agreement (the “2019 Assumption Agreement,” and together with the 2014 Assumption Agreement and the 2016 Assumption Agreement, the “Assumption Agreements”), pursuant to which Kite Realty Operating Partnership assumed all of RPAI’s obligations under that certain Note Purchase Agreement, dated as of April 5, 2019 (as amended, supplemented or otherwise modified from time to time, the “2019 NPA,” and together with the 2014 NPA and the 2016 NPA, collectively the “NPAs”), among RPAI and the purchasers party thereto, pursuant to which RPAI issued $100,000,000 aggregate principal amount of 4.82% Senior Notes due 2029 (the “2019 Notes,” and together with the 2014 Notes and the 2016 Notes, collectively, the “Private Placement Notes”).

Each series of the Private Placement Notes requires semiannual interest payments in June and December in each year until maturity. Kite Realty Operating Partnership may prepay at any time all, or from time to time any part of, any series of the Private Placement Notes, in an amount not less than 5% of the aggregate principal amount of such series of the Private Placement Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid plus a Make-Whole Amount (as defined in the applicable NPA). The Make-Whole Amount is equal to the excess, if any, of the discounted value of the remaining scheduled payments with respect to the Private Placement Notes being prepaid over the amount of such Notes.

Each NPA contains customary financial maintenance covenants similar to those set forth in the Credit Agreement, including a maximum total leverage ratio, secured leverage ratio and unsecured leverage ratio and a minimum interest coverage ratio. Each NPA also contains restrictive covenants similar to those set forth in the Credit Agreement that, restrict the ability of Kite Realty Operating Partnership and its subsidiaries to, among other things, enter into transactions with affiliates, merge or consolidate, transfer assets or incur liens.

Each NPA contains customary events of default, including in relation to non-payment, breach of covenants, defaults under certain other indebtedness, judgment defaults and bankruptcy events. In the case of an event of default, the holders of the Private Placement Notes may, among other remedies, accelerate the payment of all obligations.

Further, pursuant to the Springing Parent Guaranty (the “2014 Springing Guaranty”), the Springing Parent Guaranty (the “2016 Springing Guaranty”), and the Springing Parent Guaranty (the “2019 Springing Guaranty”) entered into by Kite Realty in concurrently with the Assumption Agreements, Kite Realty provided a limited recourse guarantee of the obligations of Kite Realty Operating Partnership under the 2014 NPA, the 2016 NPA and the 2019 NPA, respectively, and is triggered under certain limited circumstances consistent with those set forth in the Revolver Springing Guaranty.

The Private Placement Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. RPAI originally offered and sold the Private Placement Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The consummation of the Merger results in a “Change in Control” under each NPA, which triggers an obligation for Kite Realty Operating Partnership to offer to prepay the Private Placement Notes at par. Such offer must be made to the holders of the Private Placement Notes within 10 business days following the consummation of the Merger. Kite Realty believes that most, if not all, of the holders of the Private Placement Notes will decline the prepayment offer, but has sufficient liquidity to effect such redemption in the event that any holders of Notes accept such prepayment offer.

The foregoing summary of the NPAs does not purport to be complete and is qualified in its entirety by reference to the full text of each NPA, which are filed as Exhibits 10.7, 10.10 and 10.13 hereto, respectively, and are incorporated herein by reference Copies of the 2014 Assumption Agreement, the 2016 Assumption Agreement, the 2019 Assumption Agreement, the 2014 NPA Springing Guaranty, the 2016 NPA Springing Guaranty and the 2019 NPA Springing Guaranty are filed at Exhibits 10.8, 10.9, 10.11, 10.12, 10.14 and 10.15 hereto, respectively, and are incorporated herein by reference.

Indemnification Agreements

As previously disclosed, in connection with the Merger, on October 13, 2021, the Board of Trustee of Kite Realty (the “Kite Realty Board”) approved an increase in the size of the Kite Realty Board from 10 trustees to 13 trustees, contingent and effective upon the occurrence of the effective time of the Merger (the “Effective Time”), and appointed Bonnie S. Biumi, Gerald M. Gorski, Steven P. Grimes and Peter L. Lynch to fill such newly created vacancies on the Kite Realty Board, in each case contingent and effective upon the occurrence of the Effective Time and for such term until Kite Realty’s 2022 annual meeting of shareholders. These appointments became effective on October 22, 2021 upon the occurrence of the Effective Time.

On October 22, 2021, immediately following the occurrence of the Effective Time, Kite Realty and Kite Realty Operating Partnership, entered into an indemnification agreement with each new trustee (the “Indemnification Agreements”). Subject to certain terms and conditions, the Indemnification Agreements generally require Kite Realty and Kite Realty Operating Partnership to indemnify the trustee party thereto against judgments, penalties, fines, and settlements and reasonable expenses actually incurred by or on behalf of such trustee in connection with any legal proceeding arising by reason of his or her status as a trustee of Kite Realty. The foregoing summary of the terms and conditions of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreements, which are filed as Exhibits 10.16, 10.17, 10.18 and 10.19 hereto, respectively, and are incorporated herein by reference.

Fourth Supplemental Indenture

On October 22, 2021, in connection with the Merger, Kite Realty Operating Partnership (as successor by merger to RPAI), as successor company, entered into a Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”). The Fourth Supplemental Indenture supplements that certain Indenture, dated as of March 12, 2015 (the “Base Indenture”), between RPAI, as issuer, and the Trustee, as supplemented by that certain First Supplemental Indenture, dated as of March 12, 2015 (the “First Supplemental Indenture”), between RPAI and the Trustee, relating to RPAI’s 4.00% Senior Notes due 2025 (the “2025 Notes”), that certain Second Supplemental Indenture, dated as of July 21, 2020 (the “Second Supplemental Indenture”), between RPAI and the Trustee, relating to the 2025 Notes, and that certain Third Supplemental Indenture, dated as of August 25, 2020 (the “Third Supplemental Indenture” and the Base Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, and as otherwise supplemented or modified from time to time, the “Indenture”), between RPAI and the Trustee, relating to RPAI’s 4.750% Senior Notes due 2030 (the “2030 Notes” and, together with the 2025 Notes, the “Notes”).

Pursuant to the terms of the Fourth Supplemental Indenture, Kite Realty Operating Partnership succeeded RPAI under the Indenture and as such will have all of the rights and privileges, be subject to and assume all of the obligations, duties, covenants and agreements, of RPAI, as issuer, under the Indenture and the Notes.

As of the date of the Fourth Supplemental Indenture, $350.0 million aggregate principal amount of the 2025 Notes remains outstanding. The 2025 Notes bear interest at a rate of 4.00% per annum and mature on March 15, 2025. Interest is payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2015. Interest will be paid to each holder in whose name a 2025 Note is registered at the close of business on the March 1 or September 1 immediately preceding the applicable payment date.

As of the date of the Fourth Supplemental Indenture, $400.0 million aggregate principal amount of the 2030 Notes remains outstanding. The 2030 Notes bear interest at a rate of 4.750% per annum and mature on September 15, 2030. Interest is payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2021. Interest will be paid to each holder in whose name a 2030 Note is registered at the close of business on the March 1 or September 1 immediately preceding the applicable payment date.

The Notes are the direct, senior unsecured obligations of Kite Realty Operating Partnership and rank equally in right of payment with all of its existing and future unsecured and unsubordinated indebtedness. Kite Realty Operating Partnership may redeem the Notes at its option and in its sole discretion, at any time or from time to time prior to three months prior to the respective maturity date (such date, the “Par Call Date”), at a redemption price equal to 100% of the principal amount of the applicable Notes being redeemed, plus accrued and unpaid interest and a “make-whole” premium calculated in accordance with the Indenture. Redemptions on or after the respective Par Call Date are not subject to the addition of a “make-whole” premium.

The foregoing summary of the Fourth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Supplemental Indenture, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with Kite Realty Operating Partnership’s assumption of the Credit Agreement, Kite Realty Operating Partnership terminated its existing revolving credit facility provided pursuant to that certain Fifth Amended and Restated Credit Agreement, dated as of July 28, 2016, by and among Kite Realty Operating Partnership, Kite Realty, KeyBank, as administrative agent, and the lenders party thereto. In connection with such termination, the First Amended and Restated Springing Guaranty, dated as of July 28, 2016, by Kite Realty in favor of the lenders under such revolving credit facility was also terminated.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each share of Class A common stock, par value $0.001 per share, of RPAI (“RPAI common stock”) issued and outstanding immediately prior to the Effective Time was converted into the right to receive 0.623 common shares of beneficial interest of Kite Realty, par value $0.01 per share (“Kite Realty common shares”), plus the right, if any, to receive cash in lieu of fractional Kite Realty common shares into which such shares of RPAI common stock would have been converted pursuant to the terms and subject to the conditions set forth in the Merger Agreement.

In addition, at the Effective Time, holders of (i) options to purchase shares of RPAI common stock, (ii) certain awards of restricted shares of RPAI common stock (as scheduled in accordance with the Merger Agreement) and (iii) restricted stock units representing the right to vest in and be issued shares of RPAI common stock became entitled to receive cash and/or Kite Realty common shares in accordance with the terms of the Merger Agreement. Kite Realty assumed certain awards of restricted shares of RPAI common stock, which were converted into a number of awards of restricted Kite Realty common shares in accordance with the terms of the Merger Agreement.

Kite Realty issued 133.8 million Kite Realty common shares as consideration in the Merger. Based on the closing price of Kite Realty common shares on October 21, 2021, as reported on the New York Stock Exchange, the aggregate value of the Merger consideration paid or payable to former holders of RPAI common stock was approximately $2.8 billion.

A copy of the Merger Agreement has been previously filed as Exhibit 2.1 to Kite Realty’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 19, 2021 and is incorporated herein by reference. The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in the Introductory Note, the disclosure in Item 1.01 of this Current Report on Form 8-K under “First Amendment to Sixth Amended and Restated Credit Agreement,” “Third Amendment to 2019 Term Loan Agreement,” “Fourth Amendment to 2016 Term Loan Agreement,” “Assumption of Note Purchase Agreements and Private Placement Notes” and “Fourth Supplemental Indenture” and the disclosure in Item 1.02 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.02	Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the consummation of the Merger, on October 22, 2021, upon the occurrence of the Effective Time, Kite Realty increased in the size of the Kite Realty Board from 10 trustees to 13 trustees and appointed Bonnie S. Biumi, Gerald M. Gorski, Steven P. Grimes and Peter L. Lynch to fill such newly created vacancies. Nine of the trustees of Kite Realty as of immediately prior to the Effective Time continued as trustees following the Effective Time. As previously disclosed, Lee A. Daniels retired from the Kite Realty Board contingent and effective upon the occurrence of the Effective Time.

The disclosure in the Introductory Note, the disclosure in Item 1.01 of this Current Report on Form 8-K under “Indemnification Agreements” and the disclosure in Kite Realty’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 19, 2021 (the “October 19 Form 8-K”) under “Item 5.02—Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers” is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in the October 19 Form 8-K, on October 19, 2021, at a special meeting of Kite Realty shareholders, the Kite Realty shareholders approved an amendment to Kite Realty’s Articles of Amendment and Restatement of Declaration of Trust, as supplemented and amended, to increase the total number of authorized Kite Realty common shares from 245,000,000 to 490,000,000 (the “Declaration of Trust Amendment”). The Declaration of Trust Amendment became effective upon the filing of the Declaration of Trust Amendment with the Maryland State Department of Assessments and Taxation on October 22, 2021.

The foregoing description of the Declaration of Trust Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Declaration of Trust Amendment, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

Press Release

On October 22, 2021, Kite Realty issued a press release announcing the completion of the Merger. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Termination of Financing Commitment

On October 22, 2021, in connection with the closing of the Merger, Kite Realty Operating Partnership terminated the commitment letter, dated as of July 18, 2021, with, among others, KeyBanc Capital Markets Inc. and BofA Securities, Inc. and related letters with respect to such lenders’ financing commitments for a $1.1 billion senior unsecured interim loan.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The information required by this item was previously reported in the joint proxy statement/prospectus and, accordingly, pursuant to General Instruction B.3 of Form 8-K is not required to be reported herein.

(b) Pro Forma Financial Information

The information required by this item was previously reported in the joint proxy statement/prospectus and, accordingly, pursuant to General Instruction B.3 of Form 8-K is not required to be reported herein.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 18, 2021, by and among Kite Realty Group Trust, KRG Oak, LLC and Retail Properties of America, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Kite Realty Group Trust filed with the Securities and Exchange Commission on July 19, 2021)*
3.1	Amendment of Declaration of Trust for Kite Realty Group Trust, as supplemented and amended
4.1	Fourth Supplemental Indenture, dated as of October 22, 2021, between Kite Realty Group, L.P., as successor company, and U.S. Bank National Association, as trustee
10.1	First Amendment to Sixth Amended and Restated Credit Agreement, dated as of October 22, 2021, by and among Kite Realty Group, L.P., KeyBank National Association, as administrative agent, and the lenders party thereto
10.2	Springing Guaranty, dated as of October 22, 2021, by Kite Realty Group Trust
10.3	Third Amendment to Term Loan Agreement, dated as of October 22, 2021, by and among Kite Realty Group, L.P., KeyBank National Association, as administrative agent, and the lenders party thereto
10.4	Springing Guaranty, dated as of October 22, 2021, by Kite Realty Group Trust
10.5	Fourth Amendment to Term Loan Agreement, dated as of October 22, 2021, by and among Kite Realty Group, L.P., Kite Realty Group Trust, Capital One, National Association, as administrative agent, and the lenders party thereto
10.6	Springing Guaranty, dated as of October 22, 2021, by Kite Realty Group Trust
10.7	Note Purchase Agreement dated as of May 16, 2014 among the Retail Properties of America, Inc. as issuer and certain institutions as purchasers (incorporated herein by reference to Exhibit 10.1 to Retail Properties of America, Inc.’s Current Report on Form 8-K filed on May 22, 2014)
10.8	Assumption Agreement with respect to the 2014 Note Purchase Agreement, dated as of October 22, 2021, by Kite Realty Group, L.P.
10.9	Springing Guaranty with respect to the 2014 Note Purchase Agreement, dated as of October 22, 2021, by Kite Realty Group Trust
10.10	Note Purchase Agreement dated as of September 30, 2016, among Retail Properties of America, Inc. as issuer and certain institutions as purchasers (incorporated herein by reference to Exhibit 10.1 to Retail Properties of America, Inc.’s Current Report on Form 8-K filed on October 5, 2016)
10.11	Assumption Agreement with respect to the 2016 Note Purchase Agreement, dated as of October 22, 2021, by Kite Realty Group, L.P.
10.12	Springing Guaranty with respect to the 2016 Note Purchase Agreement, dated as of October 22, 2021, by Kite Realty Group Trust
10.13	Note Purchase Agreement dated as of April 5, 2019 among Retail Properties of America, Inc. as issuer and certain institutions as purchasers (incorporated herein by reference to Exhibit 10.1 to Retail Properties of America, Inc.’s Current Report on Form 8-K filed on April 9, 2019)
10.14	Assumption Agreement with respect to the 2019 Note Purchase Agreement, dated as of October 22, 2021, by Kite Realty Group, L.P.
10.15	Springing Guaranty with respect to the 2019 Note Purchase Agreement, dated as of October 22, 2021, by Kite Realty Group Trust
10.16	Indemnification Agreement, dated as of October 22, 2021, by and among Kite Realty Group Trust, Kite Realty Group, L.P. and Bonnie S. Biumi
10.17	Indemnification Agreement, dated as of October 22, 2021, by and among Kite Realty Group Trust, Kite Realty Group, L.P. and Gerald M. Gorski
10.18	Indemnification Agreement, dated as of October 22, 2021, by and among Kite Realty Group Trust, Kite Realty Group, L.P. and Steven P. Grimes
10.19	Indemnification Agreement, dated as of October 22, 2021, by and among Kite Realty Group Trust, Kite Realty Group, L.P. and Peter L. Lynch
99.1	Press release, dated October 22, 2021
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

* Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and exhibits have been omitted. The registrants hereby agree to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: October 22, 2021	By:	/s/ Heath R. Fear
Heath R. Fear Executive Vice President and Chief Financial Officer

KITE REALTY GROUP, L.P.

By: Kite Realty Group Trust, its sole general partner

By:	/s/ Heath R. Fear
Heath R. Fear Executive Vice President and Chief Financial Officer